UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2019

ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

001-33400 (Commission File Number)	87-0454148 (I.R.S. Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-467-5236

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

(a)	Previous independent registered public accounting firm

On March 13, 2019, the Audit Committee of the Board of Directors of ARC Group Worldwide, Inc. (the “Company”), notified Moss Adams LLP (“Moss Adams”) that it was dismissing Moss Adams as its independent registered public accounting firm effective immediately.

Moss Adams’ audit report on the consolidated financial statements for the fiscal year ended June 30 2018 did not contain any adverse opinion or disclaimer opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the audit of the Company’s June 30, 2018 financial statements, Moss Adams communicated the following, which noted deficiencies in internal control over financial reporting, which were considered to be material weaknesses:

•

Insufficient Information Technology and Accounting Infrastructure. Management did not maintain a sufficient complement of information technology personnel with appropriate systems knowledge, experience, and training, which resulted in inadequate segregation of duties, access to computer systems, documentation of policies and procedures, and system maintenance. Management noted that the Company’s computer systems are often running on older versions of accounting software with limited functionality that hindered our ability to automate controls. Additionally, at certain of our manufacturing facilities there are a relatively small number of professionals employed by our Company in bookkeeping and accounting functions, which has resulted in instances of inadequate segregation of duties within our internal control systems and delays in performing certain reviews. The insufficient information technology and accounting infrastructure resulted in deficiencies in the design and operating effectiveness over financial reporting that are considered a material weakness because they could lead to the untimely identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews at a level of precision necessary to identify a material error.

Despite the material weaknesses, which had not been remediated as of June 30, 2018, the Company believes that the consolidated financial statements included in the Annual Report on Form 10-K for the year ended June 30, 2018 present, in all material respects, our financial position, results of operations, changes in stockholders’ equity, and cash flows for the periods presented in conformity with U.S. generally accepted accounting principles.

During the fiscal years ended June 30, 2018, and through March 13, 2019, there have been no:

•

Disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, with Moss Adams on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moss Adams, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years; or

•	Other than the material weakness communication above, there were no other “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Moss Adams with a copy of this Form 8-K, and has requested that Moss Adams furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree.  A copy of such letter, dated March 18, 2019, indicating that Moss Adams is in agreement with such disclosures is filed as Exhibit 16.1 to this Form 8-K.

(b)	New independent registered public accounting firm

On March 13, 2019, the Audit Committee of the Board of Directors of the Company approved the appointment of ACM LLP (“ACM”) as the Company’s independent registered public accounting firm to perform independent services for the fiscal year ending June 30, 2019, effective immediately, subject to completion of ACM’s standard client acceptance procedures and the execution of an engagement letter. In deciding to elect ACM, the Audit Committee reviewed auditor independence issues and existing commercial relationships with ACM and concluded that ACM has no commercial relationship with the Company that would impair its independence for the fiscal year ended June 30, 2019.  During the Company’s two most recent fiscal years and the subsequent interim periods through March 12, 2019, the Company did not consult ACM with respect to any matters listed in Regulation S-K Item 304(a)(2) regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written nor oral advice was provided to the Company that ACM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”.

Item 9.01.  Exhibits

(d) Exhibits

4
Exhibit No.	Description

16.1	Letter from Moss Adams LLP to the Securities and Exchange Commission dated March 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.
(Registrant)

Date: March 18, 2019	By:	/s/ Aaron Willman
		Name:	Aaron Willman
		Title:	Chief Financial Officer and Principal Accounting Officer